Nonstatutory Stock Option Grant Agreement
Under The
TeleCommunication Systems, Inc.
Fourth Amended and Restated 1997 Stock Incentive Plan
     1. Terminology. All capitalized words that are not defined in this Agreement have the meanings ascribed to them in the Plan. For purposes of this Agreement, the terms below have the following meanings:
          (a) “Cause” has the meaning ascribed to such term or words of similar import in the Optionee’s written employment or service contract with the Company and, in the absence of such agreement or definition, means: (i) the willful commission by the Optionee of a criminal or other act that causes or is likely to cause substantial economic damage to the Company or substantial injury to the business reputation of the Company; (ii) the commission by the Optionee of an act of fraud in the performance of such Optionee’s duties on behalf of the Company; or (iii) the continuing willful failure of the Optionee to perform the duties of such Optionee to the Company (other than such failure resulting from the Optionee’s incapacity due to physical or mental illness), all as determined by the Administrator, which determination will be conclusive. For purposes of this Agreement, no act, or failure to act, on the Optionee’s part shall be considered “willful” unless done or omitted to be done by the Optionee not in good faith with the reasonable belief that the Optionee’s action or omission was in the best interest of the Company.
          (b) “Change in Control” means: (i) an acquisition (other than from the Company) in a transaction, or a series of related transactions, by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”), (excluding for this purpose, (A) the Company or its subsidiaries, (B) any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the then outstanding voting securities of the Company entitled to vote generally in the election of directors) of beneficial ownership, within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 50% or more of either the then outstanding shares of common stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors (the “Company Voting Stock”); (ii) the effective time of any merger, share exchange, consolidation or other reorganization or business combination of the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who held the Company Voting Stock immediately prior to such transaction; (iii) the closing of a sale or conveyance of all or substantially all of the assets of the Company; (iv) individuals who were the Board’s nominees for election as directors immediately prior to a meeting of the stockholders of the Company involving an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, cease to constitute a majority of the Board following the election; or (v) the dissolution or liquidation of the Company; provided, however, that the term “Change in Control” does not include a public offering of capital stock of the Company that is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933.
          (c) “Company” includes TeleCommunication Systems, Inc. and its Affiliates, except where the context otherwise requires.
          (d) “Option Shares” mean the shares of Common Stock underlying the Options.
          (e) “Total and Permanent Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months. The Administrator may require such proof of Total and Permanent Disability as the Administrator in its sole discretion deems appropriate and the Administrator’s good faith determination as to whether the Optionee is totally and permanently disabled will be final and binding on all parties concerned.
     2. Vesting. The Options vest in accordance with the vesting schedule identified in the Stock Option Certificate which is attached hereto and constitutes a part of the Agreement (the “Vesting Schedule”), so long as the Optionee is in the continuous employ of, or in a service relationship with, the Company from the Grant Date through the applicable date upon which vesting is scheduled to occur. No vesting will accrue to any Options after the Optionee ceases to be in either an employment or other service relationship with the Company.
     3. Exercise of Options.
          (a) Right to Exercise. The Optionee may exercise the Options to the extent vested at any time on or before the Expiration Date or the earlier termination of the Options, unless otherwise provided in this Agreement. Section 4 below describes certain limitations on exercise of the Options that apply in the event of the Optionee’s death, Total and Permanent Disability, discharge by the Company without Cause or other termination of employment or other service relationship with the Company. The Options may be exercised only in multiples of whole shares and may not be exercised at any one time as to fewer than one hundred shares (or such lesser number of shares as to which the Options are then exercisable). No fractional shares will be issued under the Options.
          (b) Exercise Procedure. In order to exercise the Options, the following items must be delivered to the Administrator before the expiration or termination of the Options: (i) an exercise notice, in such form as the Administrator may require from time to time, specifying the number of Option Shares to be purchased, and (ii) full payment of the Exercise Price for such Option Shares or properly executed, irrevocable instructions, in such form as the Administrator may require from time to time, to effectuate a broker-assisted cashless exercise, each in accordance with Section 3(c) of this Agreement. An exercise will not be effective until the Administrator receives all of the foregoing items.
          (c) Method of Payment. Payment of the Exercise Price may be made by delivery of cash, certified or cashier’s check, money order or other cash equivalent acceptable to the Administrator in its discretion, a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System through a brokerage firm approved by the Administrator, or a combination of the foregoing. In addition, payment of the Exercise Price may be made by any of the following methods, or a combination thereof, as determined by the Administrator in its discretion at the time of exercise:

     (i) by tender (via actual delivery or attestation) to the Company of other shares of Common Stock of the Company which have a Fair Market Value on the date of tender equal to the Exercise Price, provided that such shares have been owned by the Optionee for a period of at least six months free of any substantial risk of forfeiture or were purchased on the open market without assistance, direct or indirect, from the Company;
     (ii) by delivery of the Optionee’s full recourse promissory note payable to the Company in a form approved by the Administrator; or
     (iii) by any other method approved by the Administrator.
          (d) Issuance of Shares upon Exercise. Upon exercise of the Options in accordance with the terms of this Agreement, the Company will issue to the Optionee, the brokerage firm specified in the Optionee’s delivery instructions pursuant to a broker-assisted cashless exercise, or such other person exercising the Options, as the case may be, the number of shares of Common Stock so paid for, in the form of fully paid and nonassessable stock. The Company will deliver stock certificates for the Option Shares as soon as practicable after exercise, which certificates will, unless such Option Shares are registered or an exemption from registration is available under applicable federal and state law, bear a legend restricting transferability of such shares.
     4. Termination of Employment or Service.
          (a) Exercise Period Following Cessation of Employment or Other Service Relationship, In General. If the Optionee ceases to be employed by, or in a service relationship with, the Company for any reason other than death, Total and Permanent Disability, or discharge by the Company without Cause, the Options terminate in their entirety, regardless of whether the Options are vested, immediately upon the Optionee’s termination of employment or other service relationship.
          (b) Termination by the Company Without Cause. In the event the Optionee’s employment or other service relationship is terminated by the Company without Cause, (i) the unvested Options, after giving effect to the provisions of Section 2 of this Agreement, terminate immediately upon such cessation, and (ii) the vested Options remain exercisable during the 90-day period following such cessation, but in no event after the Expiration Date. Unless sooner terminated, the vested Options terminate upon the expiration of such 90-day period.
          (c) Disability of Optionee. Notwithstanding the provisions of Section 4(a) above, if the Optionee ceases to be employed by, or in a service relationship with, the Company as a result of the Optionee’s Total and Permanent Disability, (i) the unvested Options, after giving effect to the provisions of Section 2 of this Agreement, terminate immediately upon such cessation, and (ii) the vested Options remain exercisable during the six-month period following such cessation, but in no event after the Expiration Date. Unless sooner terminated, the vested Options terminate upon the expiration of such six-month period.
          (d) Death of Optionee. If the Optionee dies prior to the expiration or other termination of the Options, (i) the unvested Options, after giving effect to the provisions of Section 2 of this Agreement, terminate immediately upon the Optionee’s death, and (ii) the vested Options remain exercisable during the six-month period following the Optionee’s death, but in no event after the Expiration Date, by the Optionee’s executor, personal representative, or the person(s) to whom the Options are transferred by will or the laws of descent and distribution. Unless sooner terminated, the vested Options terminate upon the expiration of such six-month period.

          (e) Misconduct. Notwithstanding anything to the contrary in this Agreement, the Options terminate in their entirety, regardless of whether the Options are vested, immediately upon the Optionee’s discharge of employment or other service relationship for Cause or upon the Optionee’s commission of any of the following acts during any period following the cessation of employment or other service relationship during which the Options otherwise would be exercisable: (i) fraud on or misappropriation of any funds or property of the Company, or (ii) breach by the Optionee of any provision of any employment, non-disclosure, non-competition, non-solicitation, assignment of inventions, or other similar agreement executed by the Optionee for the benefit of the Company, as determined by the Administrator, which determination will be conclusive.
     5. Nontransferability of Options. These Options are nontransferable otherwise than by will or the laws of descent and distribution and during the lifetime of the Optionee, the Options may be exercised only by the Optionee or, during the period the Optionee is under a legal disability, by the Optionee’s guardian or legal representative. Except as provided above, the Options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.
     6. Nonstatutory Nature of the Options. The Options are not intended to qualify as incentive stock options within the meaning of Code section 422, and this Agreement shall be so construed. The Optionee acknowledges that, upon exercise of the Options, the Optionee will recognize taxable income in an amount equal to the excess of the then Fair Market Value of the Option Shares over the Exercise Price and must comply with the provisions of Section 7 of this Agreement with respect to any tax withholding obligations that arise as a result of such exercise.
     7. Withholding of Taxes. At the time the Options are exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes withholding from payroll or any other payment of any kind due the Optionee and otherwise agrees to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the Options. The Company may require the Optionee to make a cash payment to cover any withholding tax obligation as a condition of exercise of the Options or issuance of share certificates representing Option Shares.
     The Administrator may, in its sole discretion, permit the Optionee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the Options either by electing to have the Company withhold from the shares to be issued upon exercise that number of shares, or by electing to deliver to the Company already-owned shares, in either case having a Fair Market Value equal to the amount necessary to satisfy the statutory minimum withholding amount due.
     8. Adjustments for Corporate Transactions and Other Events.
          (a) Stock Dividend, Stock Split and Reverse Stock Split. Upon a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, the number of shares covered by and the exercise price and other terms of the Options, shall, without further action of the Board, be adjusted to reflect such event unless the Board determines, at the time it approves such stock dividend, stock split or reverse stock split, that no such adjustment shall be made. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to the Options as a result of the stock dividend, stock split or reverse stock split.

          (b) Non-Change in Control Transactions. Except with respect to the transactions set forth in Section 8(a), in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control, the Administrator, in its discretion and without the consent of the Optionee, shall make any adjustments in the Options, including but not limited to reducing the number, kind and price of securities subject to the Options.
          (c) Change in Control Transactions. In the event of any transaction resulting in a Change in Control, the Options will terminate upon the effective time of any such Change in Control unless provision is made in connection with the transaction in the sole discretion of the parties thereto for the continuation or assumption of the Options, or the substitution of the Options with new options of the surviving or successor entity or a parent thereof. In the event of such termination, the Employee will be permitted, for a period of at least 10 days prior to the effective time of the Change in Control, to exercise all of the Options that are then exercisable or will become exercisable upon or prior to the effective time of the Change in Control; provided, however, that any such exercise of any Options that become exercisable as a result of the Change in Control shall be deemed to occur immediately prior to the effective time of such Change in Control.
          (d) Pooling of Interests Transaction. Notwithstanding anything in the Plan or this Agreement to the contrary, in connection with any business combination authorized by the Board, the Administrator, in its sole discretion and without the consent of the Optionee, may make any modifications to the Options, including but not limited to cancellation, forfeiture, surrender or other termination of the Options, in whole or in part, regardless of their vested status, but solely to the extent necessary to facilitate the compliance of such transaction with requirements for treatment as a pooling of interests transaction for accounting purposes under generally accepted accounting principles.
          (e) Adjustments for Unusual Events. The Administrator is authorized to make, in its discretion and without the consent of the Optionee, adjustments in the terms and conditions of, and the criteria included in, the Options in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Options or the Plan.
          (f) Binding Nature of Adjustments. Adjustments under this Section 8 will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued pursuant to the Options on account of any such adjustments. The terms and conditions of this Agreement shall apply with equal force to any additional and/or substitute securities received by the Optionee pursuant to this Section 8 in exchange for, or by virtue of the Optionee’s ownership of, the Options or the Option Shares, except as otherwise determined by the Administrator.
     9. Confidential Information. In consideration of the Options granted to the Optionee pursuant to this Agreement, the Optionee agrees and covenants that, except as specifically authorized by the Company, the Optionee will keep confidential any trade secrets or confidential or proprietary information of the Company which are now or which hereafter may become known to the Optionee as a result of the Optionee’s employment by or other service relationship with the Company, and shall not at any time, directly or indirectly, disclose any such information to any person, firm, Company or other entity, or use the same in any way other than in connection with the business of the Company, at all times during and after the Optionee’s employment or other service relationship. The provisions of this Section 9 shall not narrow or otherwise limit the obligations and responsibilities of the Optionee set forth in any agreement of similar import entered into between the Optionee and the Company.
     10. Non-Guarantee of Employment or Service Relationship. Nothing in the Plan or this Agreement shall alter the at-will or other employment status or other service relationship of the Optionee, nor be construed as a contract of employment or service relationship between the Company and the Optionee, or as a contractual right of Optionee to continue in the employ of, or in a service relationship with, the Company for any period of time, or as a limitation of the right of the Company to discharge the Optionee at any time with or without cause or notice and whether or not such discharge results in the failure of any Options to vest or any other adverse effect on the Optionee’s interests under the Plan.
     11. No Rights as a Stockholder. The Optionee shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued to him or her upon the due exercise of the Options. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such shares are issued.
     12. The Company’s Rights. The existence of the Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
     13. Optionee. Whenever the word “Optionee” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to the estate, personal representative, or beneficiary to whom the Options may be transferred by will or by the laws of descent and distribution, or another permitted transferee, the word “Optionee” shall be deemed to include such person.
     14. Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to the Optionee at the address contained in the records of the Company, or addressed to the Administrator, care of the Company for the attention of its Corporate Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.
     15. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the Options granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Options granted hereunder shall be void and ineffective for all purposes.
     16. Amendment. This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Options or Option Shares as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by each of the parties hereto.

     17. Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is available upon request to the Administrator.
     18. Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Maryland, without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit with respect hereto will be brought in the federal or state courts in the districts which include the city and state in which the principal offices of the Company are located, and the Optionee hereby agrees and submits to the personal jurisdiction and venue thereof.
     19. Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
Attachment: Form of Stock Option Certificate
Enclosure: Prospectus of the TeleCommunication Systems, Inc. Fourth Amended and Restated 1997 Stock Incentive Plan

STOCK OPTION CERTIFICATE
1/1/2007
TCS Employee
100 Main Street

Anywhere, MD 00000 USA
Dear TCS Employee:
Pursuant to the terms and conditions of the TeleCommunication Systems, Inc. Fourth Amended and Restated 1997 Stock Incentive Plan (the “Plan”), you have been granted a/an Non-Qualified Stock Option to purchase 100 shares (each an “Option”, collectively, the “Options”) of the Class A common Stock, par value $0.01 per share (the “Common Stock”) of TeleCommunication Systems, Inc. (the “Company”) as outlined below. This Certificate constitutes part of and is subject to the terms and provisions of the attached Stock Option Agreement (the “Agreement”) which is incorporated herein by reference.

Granted To:	TCS Employee
(the ‘Employee’ for Incentive Stock Options, or the ‘Optionee’ for Non-Qualified Stock Options)
Grant Date:	January 1, 2007

Granted:	100
Grant Price:	$10.0000 Total Cost to Exercise: $1,000.0000

Expiration Date:	The close of business on the business day immediately preceding:
January 1, 2017

Vesting Schedule:	3-year Vesting

33 on 01/01/2008
33 on 01/01/2009
34 on 01/01/2010
By my signature below, I hereby acknowledge receipt of this Option granted on the date shown above, which has been issued to me under the terms and conditions of the Agreement and the Plan. I understand that I must be an employee of, or otherwise providing service to TCS on the date I exercise vested options, unless otherwise provided in the Agreement or the Plan, and that I will forfeit all unexercised Options, both vested and unvested, at the close of business on my last day of employment or service with TCS. I further acknowledge receipt of the Plan Prospectus and the latest annual report or other SEC filing, and agree to be bound by all of the terms and conditions of the Option, as evidenced in the Agreement, and the Plan.

Signature:	Date:

TCS Employee
Note: If there are any discrepancies in the name or address shown above, please make the appropriate corrections on this form.